SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah (State or other jurisdiction of incorporation or organization)	Commission File Number 000-27039	87-0406858 (I.R.S. Employer Identification Number)

1340 West Valley Parkway Suite #205 Escondido, California 92029

(Address of Principal Executive Offices and Zip Code)

(888) 777-4362

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1) On February 27, 2019, director Mr. Charles Larsen resigned his position. Mr. Larsen did not hold a position on any committee of the board of directors at the time of his resignation. Mr. Larsen’s resignation was not caused by a disagreement with the Registrant, as defined in 17 CFR 240.3b-7, on any matter relating to the Registrant’s operations, policies or practices.

(a)(2) Included with this filing on Form 8-K as an exhibit is the resignation letter from Mr. Larsen.

(a)(3) Coincident with the filing of this current report on Form 8-K, on February 27, 2019, the Registrant provided Mr. Larsen with a copy of its disclosures in response to this Item 5.02. Further, in its communication the Registrant informed Mr. Larsen that he should address a letter to the Registrant stating whether he agrees with the statements made by the Registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree. Included as an Exhibit to this disclosure is Mr. Larsen’s resignation letter and disclosure that he is in agreement with the Registrant’s disclosure in this Form 8-K.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
17.1	Letter dated February 27, 2019 from Charles Larsen	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 27, 2019

MARIJUANA COMPANY OF AMERICA, INC.

By: /s/ Donald Steinberg

Donald Steinberg

Chief Executive Officer (Principal Executive Officer)

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